Exhibit 10.21

FIRST AMENDMENT AGREEMENT

     THIS FIRST AMENDMENT AGREEMENT (this “Amendment”) is entered into as of February 10, 2005 by and among, on the one hand, the financial institutions from time to time party to the Loan Agreement referred to below as Lenders (the “Lenders”), Wells Fargo Retail Finance, LLC, as the arranger, collateral and administrative agent for the Lender Group and any other holder of Obligations (in such capacity, “Agent”), and, on the other hand, Party City Corporation, a Delaware corporation (the “Borrower”).

RECITALS

     Borrower, the Lenders and the Agent have entered into a Loan and Security Agreement dated as of January 9, 2003 (as amended to the date hereof, as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders and the Agent have agreed to make revolving credit loans and to provide other financial accommodations to Borrower. The parties signatory hereto wish to amend the Loan Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows.

     1. Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings given such terms in the Loan Agreement.

     2. Amendment. Section 7.1 of the Loan Agreement is hereby amended by deleting subsection (h) of such Section 7.1 in its entirety and inserting in lieu thereof the following new subsection (h):

     “(h) Unsecured Indebtedness not otherwise permitted under this Section not to exceed $1,000,000 in the aggregate at any one time outstanding.”

     3. Conditions Precedent to Amendment. The satisfaction of each of the following, unless waived or deferred by the Agent in its Permitted Discretion, shall constitute conditions precedent to the effectiveness of this Amendment.

     (a) After giving effect to this Amendment, the representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

     (b) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein;

     (c) This Amendment shall have been executed by Borrower, the Agent and the Required Lenders and shall be in full force and effect; and

     (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein or by the Loan Documents shall have been issued and remain in force by any Governmental Authority against Borrower, the Agent or any Lender.

     4. Representations and Warranties. Borrower hereby represents and warrants to the Agent that:

     (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement are within Borrower’s corporate, limited liability company and/or partnership powers, as applicable, have been duly authorized by all necessary corporate, limited liability company and/or partnership action, as applicable, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ or injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter, bylaws or other operative or formative documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

     (b) this Amendment has been duly executed and delivered by Borrower;

     (c) this Amendment and the Loan Agreement constitute Borrower’s legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms;

     (d) after giving effect to this Amendment, Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement and each of the other Loan Documents, each as previously amended and as amended hereby, on their part to be observed or performed on or prior to the date hereof;

     (e) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and

     (f) since December 31, 2004, no Material Adverse Change has occurred.

     5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

     6. Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

     7. Reaffirmation. Borrower further reaffirms all of its obligations under the Loan Agreement and the other Loan Documents.

     8. Effect on Loan Agreement. The execution, delivery, and performance of this Amendment, except as expressly set forth herein, shall not operate as a waiver of or as an amendment of, any right, power, or remedy of the Agent or any Lender under the Loan Agreement.

     9. Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Agent, and take all actions as Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by Agent and to fully consummate the transactions contemplated under this Amendment and the Loan Agreement.

     10. Miscellaneous.

     (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

     (b) Except to the extent expressly amended hereby, the Loan Agreement and all other Loan Documents shall be unaffected hereby, shall continue in full force and effect, are hereby in all respects ratified and confirmed, and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Lenders and the Agent.

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     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

PARTY CITY CORPORATION

By:	/s/ Gregg Melnick

Name: Gregg Melnick
Title: Chief Financial Officer

WELLS FARGO RETAIL FINANCE, LLC, as Agent and as a Lender

By:	/s/ Lynn S. Whitmore

Name: Lynn S. Whitmore
Title: Vice President

FLEET RETAIL FINANCE, INC., as a Lender

By:	/s/ Christine Hutchinson

Name: Christine Hutchinson
Title: Vice President

Signature Page